Exhibit 99.2

SanDisk Corporation

951 SanDisk Drive

Milpitas, CA  95035
Phone: 408-801-1000

Fax: 408-801-8657

Prepared Remarks on Third Fiscal Quarter 2015 Results1

October 21, 2015

Please note that any non-GAAP financial measures discussed in these prepared remarks, as defined by the SEC in Regulation G, will be reconciled to the most directly comparable GAAP financial measure.  The reconciliation of our financial results is available in the press release issued this morning.  A presentation containing supplemental information and non-GAAP to GAAP reconciliation tables, including for all applicable guidance, has been posted on our investor relations website at www.investor.sandisk.com.  This guidance is exclusive of any one-time transactions and does not reflect expenses or other potential impacts of the pending acquisition of SanDisk Corporation by Western Digital Corporation.

The prepared remarks contain forward-looking statements that refer to expectations, projections, beliefs or other future events.  Please refer to today’s press release, the presentation that has been posted on our investor relations website and our SEC filings, including the most recent 10-Q, for more information on the “Risk Factors” that could cause actual results to differ materially from those expressed in the forward-looking statements.  SanDisk assumes no obligation to update these forward-looking statements, which speak as of today.

1  These prepared remarks have been posted on the SanDisk investor relations website at http://investor.sandisk.com and will not be given in the originally scheduled conference call for investors, which has been cancelled.

SANJAY MEHROTRA, PRESIDENT & CHIEF EXECUTIVE OFFICER

Today is an exciting day for SanDisk.  As a global leader in flash storage solutions, we are taking the next step in our evolution by combining with Western Digital, an industry-leading developer and manufacturer of storage solutions, to create the largest global storage solutions company.  Both SanDisk and Western Digital have a shared heritage of innovation, and our combined technical expertise will be unmatched in the industry.  Both companies also have a strategy of vertical integration that enables the scale and agility to provide top-notch service, quality and attractive cost to our customers.  We believe this transaction will deliver significant long-term value to our shareholders and employees.  We expect the transaction to close in the third calendar quarter of 2016 and until then the two companies will continue to operate separately.

Turning to SanDisk’s third quarter results, we benefited from the start of new product ramps for several embedded and enterprise SSD products.  We completed several new product qualifications and many others are progressing well.  In Q3, 15-nanometer (nm) products constituted the majority of our bits sold and we also began pilot line operations with our partner Toshiba for the upcoming 3D NAND conversion.  We signed important long-term IP licensing and DRAM supply agreements with SK Hynix in August and resolved the trade secret dispute simultaneously.  In addition, we recently announced a significant strategic partnership with HP, and we are very excited about the potential of this partnership to deliver extraordinary long-term value to both companies and our customers.  Overall, we demonstrated measurable progress on several fronts and we are on a path to continue building on our recent successes.

I will begin with a few remarks on the SK Hynix agreements.  The IP agreement, which now extends through the first quarter of 2023, contains both fixed and variable revenue elements for SanDisk.  The DRAM supply agreement provides us with access to certain volumes of SK Hynix’s mobile and compute DRAM products.  This supply will be particularly helpful for our embedded MCP product portfolio.  Our strategic thrust remains on discrete iNAND® and custom embedded solutions, where the combined dollar TAM is the largest for embedded NAND, but we are now in a better and a stronger position to grow our MCP products.  We expect our new MCP products containing SK Hynix DRAM to become available in the first half of 2016.

Another significant agreement completed recently is the long-term technology partnership with HP to collaborate on developing Storage Class Memory (SCM) based on SanDisk’s Resistive RAM (ReRAM) and HP’s technology.  Storage Class Memory is intended to comprise a new layer in the memory hierarchy between DRAM and NAND flash storage and is expected to be up to 1,000 times faster than NAND flash storage, while offering superior cost, power, density and persistence characteristics than DRAM.  We believe SCM technologies will complement the opportunities for NAND flash storage in memory-centric data center applications.  We are pleased to be partnering with a market leader in enterprise server and data storage solutions to develop and commercialize this new class of enterprise solutions.  This agreement also brings additional commercial benefits to us by deepening our existing relationship with HP for enterprise flash solutions.  We believe this partnership will provide additional opportunities to build our enterprise SSD portfolio in the years ahead.

Just yesterday, we announced that we have signed definitive agreements with our manufacturing partner Toshiba for the start of New Fab 2 operations, which will provide the necessary new clean room space to transition a significant portion of the current Yokkaichi 2D NAND capacity to 3D NAND beginning in 2016.  We have also extended the term of our first 300-mm joint venture, Flash Partners, from 2019 to 2029.  These new strategic agreements with our partner Toshiba, we believe, will enable SanDisk’s leadership in current and future opportunities while strengthening our vertical integration capabilities.

Moving to third quarter results, in embedded, we completed qualification of several new products, including a custom embedded X3 mobile solution, a custom embedded solution for a customer’s SSD application and iNAND X3 solutions for the broader mobile market.  Revenue shipments of all of these solutions began in the third quarter and contributed to a 57% sequential growth in overall embedded revenue.  Our X3-based iNAND embedded solutions are starting to gain traction.  As an example, the iNAND 7232, our newest high-performance embedded mobile storage solution, optimized for best-in-class imaging performance, began shipping in LG’s recently introduced V10 flagship smartphone.  These achievements highlight the capabilities of our industry-leading mobile X3 embedded products and solid execution by the SanDisk team to support our customers’ milestones.  As a leading provider of X3-based embedded storage solutions to the mobile market, we are focused on continuing to grow the number of OEM customers that benefit from the compelling value proposition provided by our X3 technology, with differentiated feature sets such as SmartSLC.

Moving to enterprise, during the third quarter, revenues from our Fusion-io® based PCIe solutions as well as our SATA product line grew sequentially and year-over-year.  Our first captive NAND-based Fusion-io PCIe solution, launched in April, completed qualification at a large OEM, and qualification work is progressing well with other customers.  We also completed qualification and started production shipments of our 15-nm 2-terabyte enterprise SATA solution with a major hyperscale customer during the third quarter, with additional hyperscale and OEM qualifications underway.  This was our fastest and most successful enterprise qualification with a major customer to date and reflects the ongoing improvements in our product development, verification, qualification and customer engagement processes.  Our 15- nm SATA offerings have established a new reliability benchmark for enterprise SATA solutions by delivering the industry’s best uncorrectable bit error rate, or UBER.  CloudSpeed Eco™ Gen II’s capability to achieve an UBER as low as 10-18 is an important achievement for SanDisk and an equally important metric for customers that look for highly reliable storage solutions.  Complementing the strength in our Fusion-io PCIe products, we are pleased to be gaining momentum in our enterprise SATA offerings and expect revenue from these products to grow sequentially in the fourth quarter.  On the SAS front, we are making steady progress developing our 15-nm, 12 gigabits per second SAS products for introduction in 2016.  Development is also going well on our previously described “converged platform” enterprise solutions, which are targeted for 2017 introduction.

Switching to client SSDs, overall revenue grew both sequentially and year-over-year despite a weak PC environment.  During the quarter, we achieved number one share at a large PC OEM.  While market research continues to indicate declining unit TAM for PCs in 2015, many of our key customers and third party research reports note that demand for client SSDs remains healthy, indicating continued growth in the attach rates of SSDs to PCs.  Specifically, we continue to estimate that nearly 40% of all corporate laptops will be shipping with client SSDs by the end of 2015 and expect to see a 60% attach rate before the end of 2016.  Separately, our 15 nanometer based SanDisk Z400s client SSD has garnered numerous design wins in the commercial sales channel and we expect to ramp shipments of this product in the fourth quarter.  We are also well placed with OEMs for 2016 as it relates to the upcoming ramp of PCs with the Skylake platform.

In retail, we experienced a strong back-to-school period in the third quarter and we are well positioned with key customers for the upcoming holiday season.  I would like to briefly reflect on an important milestone achieved during the third quarter - we shipped our 2 billionth microSD™ card.  This tiny card has been instrumental in expanding the smartphone market by giving both mobile device manufacturers and consumers immense flexibility for their growing portable storage needs.  Our first microSD card, introduced about 10 years ago, offered just 32 megabytes of storage.  Today, our microSD cards can offer an astounding 200 gigabytes of storage.  I see the microSD card as a testament to the deep design, technology and manufacturing capabilities at SanDisk.  Moving to new retail products, for consumers using mobile devices without a card slot, SanDisk’s iXpand™ and Dual-Drive mobile memory flash drives allow for quick transfer of content to PCs without cables, internet connections or bandwidth limitations.  These products are selling well and demonstrate our continued innovation in consumer offerings.

From a fab manufacturing perspective, our 15-nm technology continued ramping through the quarter with excellent yields, and bit output increased to nearly 60% of our overall supply mix.  In 3D NAND, at the August Flash Memory Summit, we demonstrated USB and client SSD products manufactured using our 2nd generation 48-layer memory technology.  During the third quarter, we began 3D NAND pilot line operations using our 48-layer, 256-gigabit X3 chip and we expect to use initial output for internal product development and validation before commercializing it beginning in 2016.  The New Fab 2 facility construction is proceeding according to plans and we expect tool installations to begin in the fourth quarter.

Turning to broader supply-demand dynamics, the industry experienced a somewhat steeper than expected price decline in the third quarter given weakness in demand in some mobile markets coupled with somewhat higher industry supply growth, which we now estimate will be in the mid-40% range for 2015.  We expect SanDisk’s 2015 captive bit supply growth to be in-line with the industry.  For 2016, we expect the industry supply bit growth to be in the mid-30% range as 2D NAND scaling reaches its limits and as we expect 3D NAND to be no more than 20% of industry wafer capacity exiting the year.  We expect SanDisk’s 2016 bit supply growth rate to be somewhat lower than the industry’s given that we will largely complete our 15 nanometer conversion by the end of 2015.

To conclude my remarks, we are continuing to make solid progress in strengthening our portfolio and deepening our customer engagements.  We have made strides in completing several product qualification projects and many of them contributed to our Q3 sequential revenue growth.  We are excited to have recently concluded strategic agreements with SK Hynix, HP and Toshiba that we believe will benefit us greatly in the years to come.   I would like to thank our shareholders, employees and partners for their continued support, and I look forward to building on our recent successes and making progress towards the completion of our acquisition by Western Digital.

JUDY BRUNER, EXECUTIVE VICE PRESIDENT, ADMINISTRATION & CFO

We are pleased with the sequential revenue and profit improvements delivered in Q3.  Our revenue grew 17% sequentially, our cost per gigabyte improvement exceeded our price per gigabyte decline, and our non-GAAP operating margin expanded to 22%.  I will highlight key aspects of our Q3 results and then discuss our Q4 outlook.

Q3 revenue of $1.45 billion was at the top of our anticipated range.  We had indicated in July that a significant portion of mobile embedded revenue was forecasted on the cusp between Q3 and Q4, and with the successful qualifications Sanjay highlighted earlier we were able to land much of that embedded revenue in Q3.  On a year-over-year basis, our revenue remains down due primarily to the previously discussed client SSD platform loss and a decline in the TAM for retail products.   On a sequential basis, the largest driver of our 17% revenue growth was embedded products utilizing our 15-nanometer X3 memory.  We also generated sequential revenue growth from client SSDs, wafers & components and license and royalty.  The sequential increase in license and royalty revenue was related primarily to the new license agreement recently signed with SK Hynix, which due to the structure of the license results in higher revenue recognition in the initial quarter than in subsequent quarters.  Our revenue declined slightly sequentially in both removable products and enterprise products.   Within enterprise, we experienced growth in our PCIe and SATA sales offset by a decline in SAS revenue.

By channel, our retail revenue increased 1% sequentially and represented 33% of our Q3 revenue, while commercial revenue increased 28% sequentially and represented 67% of Q3 revenue.

In Q3 our gigabytes sold increased 49% sequentially and 30% year-over-year, reflecting strong sequential growth in units sold as well as a robust increase in average capacity, which was up 23% sequentially and 43% year-over-year.  Both our blended price per gigabyte and our cost per gigabyte declined at a faster rate than in the last several quarters, with both metrics influenced by product mix.  Our Q3 blended ASP per gigabyte declined 22% sequentially and 37% year-over-year.  Our like-for-like price decline in Q3 was a high single digit rate of sequential decline, reflecting some demand softness in the mobile and retail markets.  The difference between the like-for-like price decline and the 22% blended price decline in Q3 was primarily due to an increased mix of 15-nanometer X3 embedded products, which carry a lower price per gigabyte.

Our non-GAAP gross margin improved from 42% in Q2 to 44% in Q3 with positive impact from a 24% sequential cost per gigabyte decline compared to the 22% price per gigabyte decline and an increased mix of license and royalty revenue.  Key factors in our strong sequential Q3 cost decline were a doubling of the 15-nanometer sales mix and an increase in the mix of X3 memory.  Q3 cost decline also benefited from strong growth in average capacity as well as improved absorption of fixed costs due to higher sales volume.  The yen to U.S. Dollar rate in Q3 cost of sales was approximately 120 compared to 117 in Q2, and non-captive memory comprised 4% of our sales mix, compared to 6% in Q2.

Q3 non-GAAP operating expenses of $316 million were down $11 million sequentially, driven primarily by a reduction in restructuring charges.  Expenses were less than we had forecasted due primarily to tight control of discretionary spending.

Our non-GAAP operating margin improved from 15% in the first half of 2015 to 22% in Q3 due to higher sales, improved gross margin and lower operating expenses.  Non-GAAP other income & expense was approximately break-even as expected.  Our Q3 non-GAAP tax rate declined to 30.4% due to certain one-time benefits.  Our non-GAAP diluted share count decreased sequentially, driven by share repurchases, and our non-GAAP EPS of $1.09 increased sequentially by 65%.

Our Q3 cash flow from operations improved sequentially to $275 million, and we utilized $16 million for fab investments and $89 million for non-fab capital investments, bringing Q3 free cash flow to $171 million.  We spent $250 million on share repurchase, retiring approximately 4.5 million shares at an average price of $55.79.  Our share of flash venture fab investments during Q3 was $259 million, financed with joint venture working capital of $90 million, new equipment leases of $153 million, and the $16 million cash contribution from us.  Our off-balance sheet joint venture equipment lease guarantees stood at $766 million at the end of Q3.  Through Q3, our 2015 fab and non-fab capital investments have totaled $1.06 billion and we have used a net $294 million in cash to fund these investments.

Turning to our outlook for Q4, we expect the pending transaction announced this morning to impact various aspects of our financial results over the coming months prior to completion of the transaction.  For example, we will incur expenses in Q4 2015 related to the transaction that would not otherwise have been incurred.  Please note that the Q4 outlook we are providing today is exclusive of any potential impact of the pending acquisition of SanDisk.

We expect sequential growth in our enterprise sales driven primarily by increasing momentum with hyperscale customers, and we also expect sequential growth in retail sales due to seasonality.  However, as discussed earlier, we were able to land more of our second half mobile revenue in Q3, and we anticipate continued demand softness in the mobile market and pockets of continued pricing pressure.  In addition, we expect license and royalty to be down sequentially due to the initially higher revenue recognition from the SK Hynix IP agreement in Q3.  In total, we estimate our Q4 revenue to be between $1.4 billion to $1.475 billion

We expect our Q4 non-GAAP gross margin to be in the range of 40% to 43%, with improvement from sequentially higher enterprise sales more than offset by lower price levels as we enter Q4, retail holiday promotions and sequentially lower license & royalty revenue.  For Q4, we expect the yen to dollar rate in our cost of sales to be slightly above 120, and we expect non-captive memory usage to be approximately 5% of our sales.

We expect non-GAAP operating expenses in Q4, exclusive of any expenses related to the pending acquisition of SanDisk, to be between $335 million and $345 million, which is roughly flat to the Q3 run rate, taking into account that our Q4 is a 14-week quarter.  We expect non-GAAP other income & expense to remain approximately break-even and the non-GAAP tax rate to remain similar to Q3 at 30.4% in order to bring the full year non-GAAP tax rate to 31%.  This is lower than the 32% we previously estimated for 2015 because of certain one-time benefits this year.

Our 2015 fab and non-fab capital investment forecast remains at approximately $1.4 billion, with Q4 investments estimated between $300 million and $350 million.  2015 cash usage for capital investments is expected to be approximately $450 million with $294 million utilized Q3 year-to-date.

As a result of SanDisk’s pending acquisition by Western Digital Corporation, SanDisk’s capital return program, consisting of dividends and share repurchases, is suspended effective at the start of the fourth quarter.

In summary, we made solid progress on many fronts in Q3, and our team remains focused on continuing this momentum as we work to successfully close the transaction with Western Digital.

SanDisk, iNAND and Fusion-io are trademarks of SanDisk Corporation and/or its subsidiaries, registered in the U.S. and other countries. CloudSpeed Eco and iXpand are trademarks of SanDisk Corporation and/or its subsidiaries.  Other brand names mentioned herein are for identification purposes only and may be the trademarks of their respective holder(s).

©2015 SanDisk Corporation. All rights reserved.

Forward-Looking Statements

These prepared remarks contain certain forward-looking statements, including those regarding our expectations for:  GAAP and non-GAAP financial results in Q4 2015; our financial, operational and strategic plans and priorities; improving execution and financial results; progressing and completing customer qualifications; strengthening our product portfolio; product introductions and ramp; new technologies and their capabilities; customers’ adoption of technologies and products; broadening and deepening customer engagements; growth in the sales of our products; market demands; industry trends, such as increasing SSD attach rates; duration of and benefits from commercial and strategic relationships; fab construction, equipment installation and production schedules and focus; 3D NAND pilot line operations, output usage and commercialization schedule; conversion to 3D NAND and the proportion of 3D NAND in industry wafer capacity; bit supply growth; capital investment plans; non-captive memory usage; improved inventory management; tax rate in Q4 2015 and FY 2015; and foreign currency exchange rates, that are based on our current expectations and involve numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate.

Risks that may cause these forward-looking statements to be inaccurate include, among others: (a) failure to effectively or efficiently execute on our financial, operational or strategic plans or priorities, which may change, may not have the effects that we anticipate or otherwise be successful on the timeline that we expect or at all or may have unanticipated consequences; (b) changes in industry supply and demand environment, and production and pricing levels being different than what we anticipate; (c) competitive pricing pressures or product mix changes, resulting in lower average selling prices, lower revenues and reduced gross margins; (d) excess or mismatched captive memory output, capacity or inventory, resulting in lower average selling prices, financial charges and impairments, lower gross margin or other consequences, or insufficient or mismatched captive memory output, capacity or inventory, resulting in lost revenue and growth opportunities; (e) weakness in demand in one or more of our product categories, such as embedded products or SSDs, or adverse changes in our product or customer mix; (f) potential delays in product development or lack of customer acceptance and qualification of our solutions, including on new technology nodes, particularly OEM products such as our embedded flash storage and SSD solutions; (g) failure to successfully sell enterprise solutions on the timelines or in the quantities we expect or transition our enterprise customers to our leading edge solutions; (h) failure or delays in making new products or technologies available in the manner and capacities we anticipate, whether due to technology or supply chain difficulties or other factors; (i) inability to develop, or unexpected difficulties or delays in developing or ramping with acceptable yields, new technologies, such as 3D NAND technology or Storage Class Memory, or the failure of new technologies to effectively compete with those of our competitors; (j) our 15 nanometer process technology, our X3 NAND memory architecture, our 3D NAND technology or our solutions utilizing these new technologies may not be available when we expect, in the capacities we expect or perform as expected; (k) failure to manage the risks associated with our ventures, strategic partnerships and commercial relationships, such as with Toshiba, HP and SK Hynix, including the risk of early termination; (l) inability to achieve the expected benefits from acquisitions and strategic relationships in a timely manner, or at all; (m) industry and technology trends not occurring in the timeline we anticipate or at all; and (n) the other risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in our Securities and Exchange Commission filings and reports, including, but not limited to, our Quarterly Report on Form 10-Q for the quarter ended June 28, 2015.

All statements included or incorporated by reference in this document, other than statements or characterizations of historical fact, are forward-looking statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements are based on SanDisk’s current expectations, estimates and projections about its business and industry, management’s beliefs, and certain assumptions made by SanDisk and Western Digital, all of which are subject to change.  Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words.  Examples of such forward-looking statements include, but are not limited to, references to the anticipated benefits of the proposed merger and the expected date of closing of the merger.  These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially and adversely from those expressed in any forward-looking statement.

Important risk factors that may cause such a difference in connection with the proposed merger include, but are not limited to, the following factors: (1) the inability to complete the merger due to the failure to obtain stockholder approval for the merger or the failure to satisfy other conditions to completion of the merger, including the receipt of all regulatory approvals related to the merger; (2) uncertainties as to the timing of the consummation of the merger and the ability of each party to consummate the merger; (3) risks that the proposed merger disrupts the current plans and operations of Western Digital or SanDisk; (4) the ability of Western Digital and SanDisk to retain and hire key personnel; (5) competitive responses to the proposed merger; (6) unexpected costs, charges or expenses resulting from the merger; (7) the outcome of any legal proceedings that could be instituted against Western Digital, SanDisk or their respective directors related to the merger agreement; (8) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the merger; (9) the inability to obtain, or delays in obtaining, cost savings and synergies from the merger; (10) delays, challenges and expenses associated with integrating the combined companies’ existing businesses and the indebtedness planned to be incurred in connection with the merger; and (11) legislative, regulatory and economic developments.  These risks, as well as other risks associated with the proposed merger, will be more fully discussed in the joint proxy statement/prospectus that will be included in the Registration Statement on Form S-4 that will be filed with the SEC in connection with the proposed merger.  The forward-looking statements in this document speak only as of this date. Neither SanDisk nor Western Digital undertake any obligation to revise or update publicly any forward-looking statement to reflect future events or circumstances.

In addition, actual results are subject to other risks and uncertainties that relate more broadly to SanDisk’s overall business, including those more fully described in SanDisk’s filings with the Securities and Exchange Commission (“SEC”) including its annual report on Form 10-K for the fiscal year ended December 28, 2014, and its quarterly reports filed on Form 10-Q for the current fiscal year, and Western Digital’s overall business and financial condition, including those more fully described in Western Digital’s filings with the SEC including its annual report on Form 10-K for the fiscal year ended July 3, 2015.  The forward-looking statements in this document speak only as of date of this document.  We undertake no obligation to revise or update publicly any forward-looking statement, except as required by law.

All references to annual and quarterly periods refer to our fiscal year and fiscal quarters.

Additional Information And Where To Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Western Digital will file with the SEC a Registration Statement on Form S-4 that will include a joint proxy statement/prospectus of SanDisk and Western Digital.  Each of SanDisk and Western Digital will provide the joint proxy statement/prospectus to their respective stockholders.  SanDisk and Western Digital also plan to file other documents with the SEC regarding the proposed merger.  This document is not a substitute for the joint proxy statement/prospectus or registration statement or any other document which SanDisk or Western Digital may file with the SEC in connection with the proposed merger.  INVESTORS AND SECURITY HOLDERS OF SANDISK AND WESTERN DIGITAL ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.  You may obtain copies of all documents filed with the SEC regarding this merger, free of charge, at the SEC’s website (www.sec.gov).  In addition, copies of the documents filed with the SEC by SanDisk will be available free of charge on SanDisk’s website at http://www.sandisk.com.  Copies of the documents filed with the SEC by Western Digital will be available free of charge on Western Digital’s website at http://www.westerndigital.com.

Participants in the Solicitation

SanDisk, Western Digital, and certain of their respective directors, executive officers and other members of management and employees, under SEC rules may be deemed to be participants in the solicitation of proxies from SanDisk and Western Digital stockholders in connection with the proposed merger.  You can find more detailed information about SanDisk’s executive officers and directors in its definitive proxy statement filed with the SEC on April 27, 2015.  You can find more detailed information about Western Digital’s executive officers and directors in its definitive proxy statement filed with the SEC on September 23, 2015.  Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of stockholders in connection with the proposed merger will be set forth in the joint proxy statement/prospectus when it is filed with the SEC.  Additional information about SanDisk’s executive officers and directors and Western Digital’s executive officers and directors can be found in the joint proxy statement/prospectus regarding the proposed merger when it is filed with the SEC.